Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 3, 2022, with respect to the consolidated financial statements included in the Annual Report of Grid Dynamics Holdings, Inc. on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement of Grid Dynamics Holdings, Inc. on Form S-8 (File No. 333-238203) and Forms S-3 (File Nos. 333-238202 and 333-255732).

/s/ GRANT THORNTON LLP

San Francisco, California
March 3, 2022